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                                  EXHIBIT 5(a)

                   Investment Advisory Agreement between the
                 Registrant and Union Bank of California, N.A.,
                           dated as of April 1, 1996


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                         INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of April 1, 1996 between THE HIGHMARK GROUP, a Massachusetts business trust (herein called the "Group:), and UNION BANK OF CALIFORNIA, N.A., a national banking association with its principal offices in San Francisco, California (herein called the "Investment Adviser").

         WHEREAS, the Group is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Group desires to retain the Investment Adviser to furnish investment advisory and administrative services to certain investment portfolios of the Group (the "Funds") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Group hereby appoints the Investment Adviser to act as investment adviser to the Funds identified on Schedule A hereto for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

       2. DELIVERY OF DOCUMENTS. The Group has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

                  (a) the Group's Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts on March 10, 1987, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

                  (b)  the Group's Code of Regulations and amendments thereto;

                  (c) resolutions of the Group's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

                  (d) the Group's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on March 12, 1987 and all amendments thereto;


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                  (e) the Group's Registration Statement on Form N-1A under the
         Securities Act of 1933, as amended ("1933 Act"), (File No. 33-12608) and under the 1940 Act as filed with the Securities and Exchange Commission and all amendments thereto; and

                  (f) the Fund's most recent prospectuses and Statement of Additional Information (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

         The Group will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

         3. MANAGEMENT. Subject to the supervision of the Group's Board of Trustees, the Investment Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in said Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Group with respect to the Funds. The Investment Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies, and restrictions as stated in the Prospectus and resolutions of the Group's Board of Trustees. The Investment Adviser further agrees that it:

                  (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                  (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

                  (c) will not make loans to any person to purchase or carry units of beneficial interest in the Group or make loans to the Group;

                  (d) will place orders pursuant to its investment determinations for the Group either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser with research advice and other services. Unless and until appropriate procedures are adopted by the Trustees of the Group under Rule 17e-1 of the 1940 Act and unless the provisions of such Rule are complied with, portfolio securities will not be purchased from or sold to BISYS Fund Services, Union Bank of California, N.A., or any affiliated person of either the Group, BISYS Fund Services, or Union Bank of California, N.A.;


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                  (e) will maintain all books and records with respect to the
         Group's securities transactions and will furnish the Group's Board of Trustees such periodic and special reports as the Board may request;

                  (f) will treat confidentially and as proprietary information of the Group all records and other information relative to the Group and prior, present or potential interestholders; and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Group, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Group; and

                  (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Group, the Investment Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Group's account are customers of the Investment Adviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Group.

         4. SERVICES NOT EXCLUSIVE. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Group are the property of the Group and further agrees to surrender promptly to the Group any of such records upon the Group's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-3 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         6. EXPENSES. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Group.

         7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee computed daily and paid monthly at the applicable annual rate set forth on Schedule A hereto. Each Fund's obligation to pay the above-described fee to the Investment Adviser will begin as of the date of the initial public sale of shares in that Fund.


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         If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Group) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratios of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to BISYS Fund Services under the Administration Agreement between BISYS Fund Services and the Group. The obligation of the Investment Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Group so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         8. LIMITATION OF LIABILITY. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under this Agreement.

         9. DURATION AND TERMINATION. This Agreement will become effective as to a particular Fund as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until
___________________.

         Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of twelve months each ending on October 31st of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Group's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Group's Board of Trustees or by the vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Group (by vote of the Group's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

         10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


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         11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the Commonwealth of Massachusetts.

         The names "The HighMark Group" and "Trustees of The HighMark Group" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of March 10, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The HighMark Group" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interestholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                      THE HIGHMARK GROUP

Seal                                  By:  /s/
                                          --------------------------
                                      Title:  President


                                      UNION BANK OF CALIFORNIA, N.A.

Seal                                  By:  /s/
                                          --------------------------
                                      Title:  Executive Vice President



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


                                                       Dated as of April 1, 1996

                              Amended and Restated
                                   Schedule A
                                     to the
                         Investment Advisory Agreement
                         between The HighMark Group and
                         Union Bank of California, N.A.

Name of Fund                              Compensation*
------------                              -------------
The U.S. Government Obligations Fund      Annual rate of forty
                                          one-hundredths of one percent
                                          (.40%) of the U.S. Government
                                          Obligations Fund's first $500
                                          million of average daily net assets,
                                          thirty-five one-hundredths of one
                                          percent (.35%) of the next $500
                                          million of average daily net assets,
                                          and thirty one-hundredths of one
                                          percent (.30%) of the remaining
                                          average daily net assets.

The Diversified Obligations Fund          Annual rate of forty
                                          one-hundredths of one percent
                                          (.40%) of the Diversified
                                          Obligations Fund's first $500
                                          million of average daily net assets,
                                          thirty-five one-hundredths of one
                                          percent (.35%) of the next $500
                                          million of average daily net assets,
                                          and thirty one-hundredths of one
                                          percent (.30%) of the remaining
                                          average daily net assets.

------------

*    All fees are computed daily and paid periodically.



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



                              Amended and Restated
                                   Schedule A
                                     to the
                         Investment Advisory Agreement
                         between The HighMark Group and
                         Union Bank of California, N.A.

Name of Fund                               Compensation*
------------                               -------------
The 100% U.S. Treasury Obligations Fund    Annual rate of forty
                                           one-hundredths of one percent
                                           (.40%) of the U.S. Treasury
                                           Obligations Fund's first $500
                                           million of average daily net assets,
                                           thirty-five one-hundredths of one
                                           percent (.35%) of the next $500
                                           million of average daily net assets,
                                           and thirty one-hundredths of one
                                           percent (.30%) of the remaining
                                           average daily net assets.

The Income Equity Fund                     Annual rate of one percent
                                           (1.00%) of the first $40 million of
                                           the Income Equity Fund's average
                                           daily net assets and sixty
                                           one-hundredths of one percent
                                           (.60%) of the remaining average
                                           daily net assets.

The Bond Fund                              Annual rate of one percent
                                           (1.00%) of the first $40 million of
                                           the Bond Fund's average daily net
                                           assets and sixty one-hundredths of
                                           one percent (.60%) of the
                                           remaining average daily net assets.

------------

*    All fees are computed daily and paid periodically.

                              Amended and Restated
                                   Schedule A
                                     to the
                         Investment Advisory Agreement
                         between The HighMark Group and
                         Union Bank of California, N.A.

Name of Fund                               Compensation*
------------                               -------------
The Tax-Free Fund                          Annual rate of forty
                                           one-hundredths of one percent
                                           (.40%) of the Tax-Free Fund's
                                           first $500 million of average daily
                                           net assets, thirty-five one-
                                           hundredths of one percent (.35%)
                                           of the next $500 million of
                                           average daily net assets, and thirty
                                           one-hundredths of one percent
                                           (.30%) of the remaining average
                                           daily net assets.

The California Tax-Free Fund               Annual rate of forty
                                           one-hundredths of one percent
                                           (.40%) of the California Tax-Free
                                           Fund's first $500 million of
                                           average daily net assets, thirty-five
                                           one-hundredths of one percent
                                           (.35%) of the next $500 million of
                                           average daily net assets, and thirty
                                           one-hundredths of one percent
                                           (.30%) of the remaining average
                                           daily net assets.

------------

*    All fees are computed daily and paid periodically.

                              Amended and Restated
                                   Schedule A
                                     to the
                         Investment Advisory Agreement
                         between The HighMark Group and
                         Union Bank of California, N.A.

Name of Fund                              Compensation*
------------                              -------------
The Balanced Fund                         Annual rate of one percent
                                          (1.00%) of the first $40 million of
                                          the Fund's average daily net assets
                                          and sixty one-hundredths of one
                                          percent (.60%) of the remaining
                                          average daily net assets.

The Growth Fund                           Annual rate of one percent
                                          (1.00%) of the first $40 million of
                                          the Fund's average daily net assets
                                          and sixty one-hundredths of one
                                          percent (.60%) of the remaining
                                          average daily net assets.

The Government                            Annual rate of one percent
                                          (1.00%) of the first $40 million of
                                          the Fund's average daily net assets
                                          and sixty one-hundredths of one
                                          percent (.60%) of the remaining
                                          average daily net assets.

The Income and Growth Fund                Annual rate of one percent
                                          (1.00%) of the first $40 million of
                                          the Fund's average daily net assets
                                          and sixty one-hundredths of one
                                          percent (.60%) of the remaining
                                          average daily net assets.

-----------

*    All fees are computed daily and paid periodically.

                              Amended and Restated
                                   Schedule A
                                     to the
                         Investment Advisory Agreement
                         between The HighMark Group and
                         Union Bank of California, N.A.

Name of Fund                              Compensation*
------------                              -------------
The Intermediate California               Annual rate of one percent
                                          (1.00%) of the first $40 million of
                                          the Fund's average daily net assets
                                          and sixty one-hundredths of one
                                          percent (.60%) of the remaining
                                          average daily net assets.

The Intermediate Municipal                Annual rate of one percent
                                          (1.00%) of the first $40 million of
                                          the Fund's average daily net assets
                                          and sixty one-hundredths of one
                                          percent (.60%) of the remaining
                                          average daily net assets.

                                    THE HIGHMARK GROUP

                                    By:  /s/
                                        --------------------------
                                    Title:  President


                                    UNION BANK OF CALIFORNIA, N.A.

                                    By:  /s/
                                        --------------------------
                                    Title:  Executive Vice President

------------

*    All fees are computed daily and paid periodically.


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